CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY U.S. WIRELESS DATA, INC. FOR CERTAIN INFORMATION CONTAINED IN SCHEDULE A TO THIS AGREEMENT

                    MERCHANT MARKETING AND SERVICES AGREEMENT


         This Merchant Marketing and Services Agreement (the "Agreement"), dated March 9, 1998, is by and between National Bank of Commerce ("Bank") and U.S. Wireless Data, Inc.
("ISO/MSP").

                                   WITNESSETH

         WHEREAS, In connection with Bank's membership in the Visa U.S.A., Inc. and MasterCard International Incorporated bank card associations, Bank processes bank card transactions on behalf of certain retail merchants that accept credit and debit cards in payment for customer purchases; and

         WHEREAS,  ISO/MSP is engaged in the  business  of  providing  bank card
merchant  services  including  merchant   solicitation  and  related  sales  and
services, to financial institutions;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

     1.01. "ACH" means the Automated Clearing House maintained by the Federal Reserve System.

     1.02. "Bank Card" means a credit card or debit card issued by a member of the Card Associations (as defined below) and bearing their respective trade names, trademarks and/or trade symbols.

     1.03. "Business Day" means any day on which Bank conducts substantially all of its business, excluding Saturdays, Sundays and Bank holidays.

     1.04.  "Card   Association(s)"   means  Visa  U.S.A.,  Inc.  or  MasterCard
International, Inc.

     1.05. "Charge-Back" means the amount of any previously accepted Bank Card sales Transaction that, in accordance with Card Association Rules, the Bank Card issuer reimburses to the Cardholder's bank card account and returns to Bank.

     1.06. "Merchant" means each business or entity solicited by ISO/MSP, approved by Bank and with which Bank enters into a Merchant Agreement (as defined below) as a result of such solicitation.

     1.07. "Merchant Agreement" means any agreement in effect by and between Bank and a business or entity that has been solicited by ISO/MSP under this Agreement.

     1.08. "Merchant Fees" means the fee charged to Merchant by Bank, as provided in each Merchant Agreement.

     1.09. "Merchant Services" means the operations, policies and procedures established by Bank for the solicitation, approval, processing, clearing and settlement of Bank Card Transactions for Merchants.

     1.10. "Program" means Bank's business plan for furnishing the Merchant Services to Merchants.

     1.11. "Residual Account" means a commercial account maintained by ISO/MSP with Bank in ISO/MSP's name as described in Section 5 of this Agreement.

     1.12. "Transaction" means each sale of, or credit for, merchandise or services of a Merchant for which a customer makes payment through the use of a Bank Card.

2.       AGREEMENT.

     2.1. ISO/MSP agrees to actively, and through the use of all reasonable efforts, market the Program to prospective Merchants (including but not limited to the customers of Bank) and to provide other Program-related services to the Merchants on behalf of Bank, as provided in this Agreement.

     2.2. The validity and enforceability of this Agreement are contingent upon both (i) ISO/MSP's being accepted for registration as an Independent Service Provider or Member Service Provider by the Card Associations, and (ii) the acceptance of this Agreement by both Card Associations.

3.       OBLIGATIONS OF ISO/MSP.

     3.1. Merchant Accounts. ISO/MSP will use its best efforts to solicit prospective Merchants to become Merchants under the Program and to promote on-going Merchant participation in the Program. ISO/MSP shall submit all marketing materials and all marketing strategies it plans to use for such solicitations to Bank for prior approval, which shall not be unreasonably withheld. All such prospective Merchants' acceptance into the Program shall be subject to approval by Bank in accordance with the Programs's underwriting criteria.

     3.2. Merchant Services. ISO/MSP shall obtain all information and complete all documents required by Bank for each prospective Merchant, including the negotiation and execution by each Merchant of a Merchant Sales Agreement acceptable to Bank. After submission to and acceptance by Bank of all such required information and documents, Bank shall notify ISO/MSP whether or not each prospective Merchant has been accepted to participate in the

Program. Within 10 days of ISO/MSP's receipt of notice that Bank has accepted a prospective Merchant to participate in the Program, ISO/MSP shall provide the Merchant with point-of-sale access, including set-up and maintenance of electronic terminal hardware and other equipment at each Merchant location, to an authorization and data capture network that is connected to the Card Association's interchange networks. ISO/MSP shall provide customer service to each Merchant, including training, supplies, Program information and other services relating to the Program.

     3.3. Card Association Compliance. ISO/MSP understands and agrees to comply with all applicable rules and regulations of the Card Associations, particularly those applicable to Service Providers. ISO/MSP further agrees to comply with all federal, state and local laws and regulations governing the transactions contemplated in this Agreement.

     3.4. Access to Records. ISO/MSP shall, prior to the date of this Agreement, provide Bank with copies of ISO/MSP's audited financial statements. During normal business hours for the term of this Agreement, ISO/MSP shall allow Bank access to ISO/MSP's records with respect to the Merchants, the Program and any other matters, financial or otherwise, relating to this Agreement.

4.       OBLIGATIONS OF BANK.

     4.1. Accounting Functions. Bank shall perform financial and accounting functions relating to the clearing and settlement of Bank Card Transactions and other services provided under this Agreement. Such functions include, but are not limited to, disbursement of Merchants' funds via ACH, collecting Merchant Fees and crediting ISO/MSP's Residual Account for its portion thereof, payment of card Associations' fees and assessments, and payment of any Service Provider charges.

     4.4. Documents; Access to Data. Bank shall provide ISO/MSP with all documents and other materials necessary or appropriate for a Merchant's participation in the program. Bank shall ensure that ISO/MSP has access to all documentation necessary for ISO/MSP to perform its obligations under this Agreement.

     4.5. Dispute Notification. Bank shall promptly inform ISO/MSP of (i) any Merchant inquiries or disputes concerning services provided by ISO/MSP or its Service Providers, or (ii) of any communication between Bank or the Card Associations relating to such services.

     4.6. Personnel. During the term of this Agreement, Bank shall maintain sufficient personnel to perform the services contemplated under this Agreement on a timely basis.

     4.7. Training. Bank shall provide ISO/MSP's employees with training in Bank's underwriting standards.

     4.8. Reports. Bank shall provide ISO/MSP a monthly report containing an accounting summary of Bank Card activities of the Merchants during the previous month.

5.       ESTABLISHMENT AND OPERATION OF ACCOUNTS.

         Prior to the implementation of this Agreement, ISO/MSP shall establish the Residual Account(s), which shall consist of one or more commercial checking accounts at Bank in the name of ISO/MSP, for settlement of residuals and charge-backs, if any, and to hold funds representing any reserve required by Bank.

6.       MERCHANT FEES.

         With respect to each Merchant Agreement presented or assigned by ISO/MSP to Bank and accepted by Bank under the terms of this Agreement, Bank shall charge each Merchant a Merchant Fee equal to a fixed percentage of the total dollar amount of the Merchant's daily Transactions, plus other applicable fees, in accordance with the Merchant Agreement. Bank shall collect the Merchant Fees from each Merchant, and shall credit ISO/MSP's Residual Account with the total amount of Merchant Fees collected, after deducting the per-transaction and applicable one-time and per-occurrence fees indicated on Schedule A and any Charge- Backs. ISO/MSP's portion of the Merchant Fee shall be calculated and credited to the Residual Account within 10 Business Days following the close of business each calendar month. Bank's obligation to ISO/MSP under this Paragraph 6 shall not be the subject of any ownership or security interest, lien, set-off, recoupment, charge equity, or other encumbrance with respect to any funds held by, for or at Bank either directly or through any other financial institution.

7.       TERM.

     7.1. This Agreement shall have an initial term of three (3) years from the effective date hereof and shall automatically renew for successive one (1) year terms unless either party gives the other party prior written notice of non-renewal at least ninety (90) days prior to the end of the initial term or any renewal term.

     7.2. Notwithstanding the foregoing, this Agreement may be terminated as follows:

               (a) Immediately and automatically upon the deregistration of ISO/MSP by either Card Association;

               (b) By Bank, with sixty (60) days prior written notice, to ISO/MSP upon a material breach by ISO/MSP of any Card Association rule or regulation with respect to the Program or this Agreement;

               (c) By Bank, with sixty (60) days prior written notice, upon the occurrence of either of the following:

                    (i) Termination of Bank's status as a licensed processing bank by either Card Association; and

                    (ii) Termination of the Program by Bank.

               (d) By either party, automatically, if the other party ceases to conduct business in the ordinary course, admits its insolvency, makes an assignment for the benefit of creditors, or becomes a party to any judicial or administrative proceeding in bankruptcy, receivership or reorganization.

               (e) By either party, immediately, if the other party fails to correct a material breach of this Agreement within thirty (30) days of receipt by the breaching party of written notice from the non-breaching party specifying the nature of the breach.

8.       RIGHTS UPON TERMINATION.

         The rights and responsibilities of the parties hereto with respect to Transactions entered into prior to termination shall not be affected by the termination of this Agreement. The parties hereto agree to cooperate with each other following termination to ensure an orderly transition for any Merchants that are to receive Merchant Services from another Card Association member following termination.

9.       MISCELLANEOUS.

     9.01. Expenses. Both parties agree to be responsible for their own respective expenses associated with the transactions contemplated under this Agreement.

     9.02. Assignment. Neither party may assign this Agreement without prior written approval by either party which will not be unreasonably withheld; provided, however, that either party may assign this Agreement to any entity that controls, is controlled by or under common control with such party.

     9.03. Waivers. Either party may waive any of the provisions set forth herein by doing so in writing by a duly authorized representative.

     9.04. Notices. Any notice under this Agreement shall be in writing and delivered personally, by facsimile transmission or by registered or certified mail, postage prepaid, as follows:

             (a)   If to Bank:       Lewis H. Holland
                                     President
                                     National Bank of Commerce
                                     One Commerce Square
                                     Memphis, TN  38150; and

                                     Charles A. Neale
                                     Senior Vice President and General Counsel
                                     One Commerce Square
                                     Memphis, TN  38150

             (b)   If to ISO/MSP:

                                                       , and

     9.05. Entire Agreement. This Agreement supersedes any and all prior oral or written agreements and contains the entire agreement of the parties relating to this matter. This Agreement may only be amended by a written agreement signed by all of the parties hereto.

     9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to agreements made and entirely to be performed within such state but in accordance with any applicable federal laws and regulations.

     9.07. Severability. Should any provision in this Agreement be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

     9.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one instrument.

     9.09. Creditors' Rights. The enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting the enforcement of creditors' rights generally.

     9.10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon

ISO/MSP and NBC and their respective successors and assigns.

     9.11. No Delay or Waiver. Neither any delay on the part of a party in exercising any right hereunder, nor any failure to exercise the same shall operate as a waiver of such right; nor in any event shall any modification or waiver of the provisions hereof be effective unless in writing signed by the party granting the waiver, nor shall any such waiver be applicable except in the specific instance for which it is given.

     9.12.  Exhibits.   All  of  the  Exhibits  to  this  Agreement  are  hereby
incorporated into and made a part of this Agreement as if set forth fully herein.

     9.13. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

     9.14. Further Assurances. The parties agree that upon request, they shall do such further acts and deeds, and shall execute, acknowledge, deliver and record such other documents and instruments, as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this Agreement.

     9.15. Arbitration. Any and all disputes or disagreements arising between the parties pertaining to or relating in any manner to this Agreement, including any breach of this Agreement are to be decided by arbitration in accordance with the rules of the American Arbitration Association. The parties agree to be bound by the majority decision of the arbitrators. The arbitration proceeding shall take place in Memphis, Tennessee, unless another location is mutually agreed to by the parties. Three arbitrators shall be selected for the arbitration panel. One arbitrator shall be selected by each party. The third arbitrator shall be selected by the arbitrators named by each party. The costs and expenses of the third arbitrator shall be shared equally by the parties. Each party shall be responsible for its own costs and expenses in arbitrating the dispute. The award of the arbitrators shall be final and a judgment on the award may be entered in any court having jurisdiction. This provision shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                               BANK:

                               NATIONAL BANK OF COMMERCE


                               By:      /s/  Richard E. Kauerz
                                        ----------------------
                               Name:
                               Title:  President of Merchant Services


                               ISO/MSP:



                               By:  /s/  Evon Kelly
                                    ---------------
                               Name:
                               Title:  CEO

                              SCHEDULE A (Pricing)


Interchange  Pass  Through,  Card  Association  Assessment + # (All  Transaction
Types)

Transactions Monthly

1-500,000 - $#

500,000-1,000,000 - $#

1,000,00 + - $#

Account on File - $# Monthly Retrieval Requests - $# Chargebacks - $#

Performance Provision

Per Transaction Rate From Day One Will Be Charged At The # Transaction Rate ($.#). Six Months From Execution Of This Agreement, If the # Per Month Transaction Level Is Not Attained, All Transactions Retroactive to Day One Will Be Charged At the Appropriate Per Transaction Rate.

Interchange and Assessment Increases

Interchange and Assessment Service Fees set by the Bank Card Associations can and do change periodically. Bank will notify ISO/MSP in writing thirty (30) days prior to any effective date of such change.


#   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY U.S. WIRELESS
DATA, INC. FOR THIS PORTION OF THIS DOCUMENT PURSUANT TO
COMMISSION RULES 24b-2 AND/OR 406.  THE OMITTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION.

                                                 March 09, 1998


RE: Residual Rights: Merchant Marketing and Services Agreement dated March 09, 1998 (the "ISO/MSP Agreement"), between National Bank of Commerce ("Bank") and U.S. Wireless Data, Inc., its employees, independent contractors or agents ("ISO/MSP")

Evon Kelly
2200 Powell Street
Suite 450
Emeryville, CA 94608

Dear Evon,

Please consider this letter a confirmation of our agreement concerning the equity and residual rights of Bank and ISO/MSP with respect to each business or entity ("Merchant"), solicited by ISO/MSP, approved by Bank and with which Bank has entered into an agreement ("the Merchant Agreement") to provide processing and settlement of credit and debit card transactions for the Merchant ("Merchant Services"), all in accordance with the ISO/MSP Agreement. This letter is intended as an addendum to the Merchant Marketing and Services Agreement (the "Merchant Agreement").

         1. Equity Rights. ISO/MSP and Bank will each have an undivided one-half (1/2) equity interest in the portfolio of Merchants for whom Bank provides Merchant Services as a result of ISO/MSP's marketing efforts or Merchants that ISO/MSP is otherwise responsible for bringing into the Bank's Merchant Services program ("the Equity Merchants"). Bank will not, however, share with ISO/MSP its equity interest in Merchants to which Bank is currently providing Merchant Services, but that are solicited by ISO/MSP and enter into a mew Merchant Agreement due to ISO/MSP's more advantageous technological capabilities (the "Non-Equity Merchant(s)"). ISO/MSP will, however continue to receive payments of residuals, in accordance with Paragraph 6 of the ISO/MSP Agreement, on each such Non-Equity Merchant as long as Bank continues to provide Merchant Services, on a continuous basis, to such Non-Equity Merchant through ISO/MSP's technology.

         2. Liability for Non-Payment. ISO/MSP will reimburse Bank for fifty percent (50%) of any fees or charges owed to Bank by any Merchant jointly owned by Bank and USWD, under a Merchant Agreement, that remains unpaid for 60 days, including any Merchant's liability to Bank for fraud, Charge-backs, adjustments, fees, and any and all other amounts owing by a Merchant to Bank. ISO/MSP will be liable for one hundred percent (100%) of all such unpaid fees or charges resulting from the fraud of ISO/MSP collusion between ISO/MSP and a Merchant, or ISO/MSP's intentional falsification of information provided to

                    Bank. The amount of such ISO/MSP liability is not limited to any reserve amount Bank may require ISO/MSP to maintain.

         3. Service Providers. ISO/MSP will not enter into any agreement with a Service Provider to provide services with respect to this Agreement without the prior written consent of Bank with the exception of established transaction processors.

         4. Sale of Merchants. In the event of a proposed sale of the Equity Merchant portfolio of Bank by either party, the selling party will notify the non-selling party of the terms of the proposed sale. The non-selling party will have the option, exercisable within thirty (30) days of its receipt of such notice, to purchase the selling partner's one-half interest in the Equity Merchant Portfolio at a price equal to one-half the proposed buyer's offering price. If the non-selling party does not exercise such option, the selling party may proceed with the proposed sale. At the closing of such sale of the Equity Merchant portfolio, the selling party and the non-selling party will each receive one-half of the purchase price.

         5. Transfer of Merchants. Upon termination of the ISO/MSP Agreement for any reason other than pursuant to Paragraph 7.2(a) of the ISO/MSP Agreement, ISO/MSP will have the right to transfer the Equity Merchants to another Card Association Member for receipt of Merchant Services upon payment to Bank of one-half of the equity value of the Equity Merchant portfolio. Bank will cooperate with ISO/MSP in such transfer by legally transferring all Equity Merchant's Merchant Agreements to the Card Association member designated by ISO/MSP, or, if such assignment is not practicable, Bank will terminate all such Merchant Agreements as provided therein, to allow the designated member to enter into new agreements with the Equity Merchants. ISO/MSP will reimburse Bank for out-of-pocket expenses incurred by Bank with respect to such assignment or termination.

     If the foregoing accurately reflects our agreement concerning the matters discussed herein, please so indicate by signing each duplicate original of this letter in the space provided below and returning the original to us.

           Agreed To and Accepted:                 NATIONAL BANK OF COMMERCE

           By:  /s/  Evon Kelly                    By:  /s/  Richard E. Kauerz
                ---------------                         ----------------------

          Date:     3/13/98